CORPORATE STRUCTURE as of 12/31/00 OF ALLEGHENY ENERGY, INC. AND ITS SUBSIDIARIES
ALLEGHENY ENERGY, INC.
Allegheny Energy Service Corporation

     Monongahela Power Company
          Allegheny Pittsburgh Coal Company (25%)
          Allegheny Generating Company (27%)
          Mountaineer Gas Company
               Mapcom Systems, Inc.
               Mountaineer Gas Services, Inc.
                    Universal Coil, LLC (50%)

The Potomac Edison Company Allegheny Pittsburgh Coal Company (25%) PE Transferring Agent, LLC

     West Penn Power Company
          Allegheny Pittsburgh Coal Company (50%)
          West Virginia Power and Transmission Company
               West Penn West Virginia Water Power Company
          West Penn Transferring Agent LLC
          West Penn Funding Corporation
               West Penn Funding LLC

     Allegheny Ventures, Inc.
          AYP Energy, Inc.
          Allegheny Energy Solutions, Inc.
          Allegheny Communications Connect, Inc.
               Allegheny Communications Connect of Virginia, Inc.
               Allegheny Communications Connect of Pennsylvania, LLC

Allegheny Energy Supply Company, LLC Allegheny Generating Company (73%)
Allegheny Energy Unit 1 and Unit 2, LLC Allegheny Energy Supply Hunlock Creek, LLC Allegheny Energy Supply Conemaugh, LLC